Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter 2020 Results

•	Q3 2020 net revenue of $57.8 million exceeds high end of guidance
•	Q3 2020 GAAP EPS of $0.09
•	Q3 2020 Pro forma EPS of $0.17, which exceeds high end of guidance
•	Board of Directors declared a 9.5 cent quarterly dividend

MIAMI, FL – November 2, 2020 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the third quarter, which ended on September 25, 2020.

Third quarter 2020 net revenue (gross revenue less reimbursable expenses) was $57.8 million, down 13%, as compared to the same period in the prior year, but up 10% sequentially as demand improved throughout the quarter.

GAAP diluted earnings per share were $0.09 for the third quarter of 2020, as compared to GAAP diluted earnings per share of $0.21 in the same period in the prior year due to the economic disruption resulting from the COVID-19 pandemic.

Third quarter 2020 pro forma diluted earnings per share were $0.17, as compared to $0.27 in the same period in the prior year. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

At its most recent meeting, the Company’s Board of Directors declared a quarterly dividend of 9.5 cents per share for its shareholders of record on December 18, 2020, to be paid on January 9, 2021.

At the end of the third quarter of 2020, the Company’s cash balances were $43.2 million with no outstanding debt. During the quarter, the Company repurchased 83 thousand shares under its share repurchase program at an average price of $12.57 for a total of $1.0 million. As of the end of the third quarter of 2020, the Company’s remaining share repurchase program authorization was $4.7 million.

“Although our results continued to be impacted by the pandemic, our revenues grew 10 percent on a quarterly sequential basis, as client demand and engagement improved throughout the quarter,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “We expect this momentum to continue into the fourth quarter which should allow us to continue to improve our results in the near term and emerge financially and strategically stronger as and when the pandemic subsides.”

Although economic uncertainty from the COVID-19 pandemic continues to be high, the Company’s current estimates suggest that net revenue for the fourth quarter of 2020 will be in the range of $55.0 million to $58.0 million. The Company estimates pro forma diluted earnings per share for the fourth quarter of 2020 to be in the range of $0.20 and $0.22.

Other Highlights

2020 Disrupted Marketing Campaign – In second quarter and early third quarter, The Hackett Group executed its most extensive integrated marketing effort ever. At the core of the effort was the "2020 Disrupted" campaign, with research that focused on five essential digital transformation action areas: cash, cost, people, technology and supply chain. In early third quarter, the focus of the marketing offers focused on planning for the "next normal," as most companies quickly discovered that their forecasts and plans for the coming quarters were completely outdated and faced the challenge of developing multiple possible scenarios for what the recovery might look like for their company and industry.

Digital World-Class Research – The Hackett Group issued world-class research for finance, procurement, human resources, and information technology Each research piece contains more than 50 metrics detailing how executives are shattering outdated operating models to usher in innovative ways to deliver new levels of agile business services, including The Hackett Group’s new projections of how companies can achieve digital world-class performance levels, further enhancing efficiency, effectiveness, and customer experience.

2021 Key Issues Study Launch – The Hackett Group launched its 2021 CXO Agenda studies for finance, procurement, supply chain, human resources, information technology. The studies, which will result in research that will be issued in early 2021, will enable participants to gain insights into: key challenges and opportunities in 2021; how prepared a company’s function is to meet these unique challenges; what initiatives are on the 2021 transformation agenda, and how they compare to other organizations; projected changes in staffing levels and operating budgets by function; and broader business trends and strategic enterprise priorities.

Working Capital Update – The Hackett Group released a first-ever mid-year update to its annual Working Capital Survey. The results, which look at working capital performance at 849 of the largest non-financial U.S. companies, detailed the reduction in revenue and increase in both debt and cash-on-hand for companies, as well as the deterioration of working capital performance, including a 7% increase in Days Sales Outstanding, a 15% increase in Days Inventory Outstanding and a 10% increase in Days Payables Outstanding.

On Monday, November 2, 2020, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET.  The number for the conference call is (800) 593-0486, [Passcode: Third Quarter].  For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Monday, November 2, 2020 and will run through 5:00 P.M. ET on Monday, November 16, 2020.  To access the rebroadcast, please dial (800) 925-1779.  For International callers, please dial (402) 220-3079.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Monday, November 2, 2020 and will run through 5:00 P.M. ET on Monday, November 16, 2020.   To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, with offerings that include cloud ERP, EPM and analytics implementation. Services include business transformation, enterprise analytics and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its distinguished Oracle, SAP, Coupa and OneStream practices.

The Hackett Group has completed nearly 18,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 90% of the Fortune 100, 83% of the DAX 30 and 57% of the FTSE 100.  These studies drive Hackett’s Digital Transformation Platform which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve digital world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the impact of the coronavirus pandemic, including the duration and severity of the pandemic, the economic impact of the pandemic and the timing of an economic recovery, our ability to manage our business and capital resources through the pandemic, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, especially given that our clients are also impacted by the coronavirus pandemic, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of Brexit on our business, changes in general economic conditions and interest rates, our ability to mitigate the impact of the recent decline in our European operations, our ability to obtain debt financing through additional borrowings under our existing credit facility as well as other risks detailed in our Annual Report on Form 10-K for the most recent fiscal year and our Quarterly Report on Form 10-Q for the second fiscal quarter of fiscal 2020, each as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 25,	September 27,	September 25,	September 27,
	2020	2019	2020	2019
Revenue:
Revenue before reimbursements ("net revenue")	$57,769	$66,755	$175,587	$197,101
Reimbursements	148	5,935	4,614	16,265
TOTAL REVENUE FROM CONTINUING OPERATIONS	57,917	72,690	180,201	213,366

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	37,791	41,026	117,558	120,780
Non-cash stock compensation expense	1,508	833	4,449	2,775
Acquisition-related compensation expense (benefit)	10	157	39	(131)
Acquisition-related non-cash stock compensation expense	243	322	755	690
Reimbursable expenses	148	5,935	4,614	16,265
TOTAL COST OF SERVICE	39,700	48,273	127,415	140,379

Selling, general and administrative costs	12,732	14,117	38,042	43,318
Non-cash stock compensation expense	711	776	1,830	2,268
Amortization of intangible assets	247	236	723	789
Acquisition-related contingent consideration liability	-	(108)	-	(1,133)
Restructuring costs	-	-	5,034	-
TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,690	15,021	45,629	45,242
TOTAL COSTS AND OPERATING EXPENSES	53,390	63,294	173,044	185,621

INCOME FROM OPERATIONS	4,527	9,396	7,157	27,745
Other expense:
Interest expense	(22)	(62)	(100)	(268)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,505	9,334	7,057	27,477
Income tax expense	1,362	2,427	2,312	6,481
INCOME FROM CONTINUING OPERATIONS	3,143	6,907	4,745	20,996
(Loss) income from discontinued operations (2)	(157)	2	(165)	(4)
NET INCOME	$2,986	$6,909	$4,580	$20,992

Weighted average common shares outstanding:
Basic	30,053	29,876	29,986	29,794
Diluted	32,403	32,571	32,335	32,413

Basic net income per common share:
Income per common share from continuing operations	$0.11	$0.23	$0.16	$0.70
(Loss) income per common share from discontinued operations (2)	(0.01)	0.00	(0.01)	(0.00)
Net income per common share	$0.10	$0.23	$0.15	$0.70

Diluted net income per common share:
Income per common share from continuing operations	$0.10	$0.21	$0.15	$0.65
(Loss) income per common share from discontinued operations (2)	(0.01)	0.00	(0.01)	(0.00)
Net income per common share	$0.09	$0.21	$0.14	$0.65

Page 5 of 7 - The Hackett Group, Inc. Announces Third Quarter Results

PRO FORMA DATA (1):
Income from continuing operations before income taxes	$4,505	$9,334	$7,057	$27,477
Non-cash stock compensation expense	2,219	1,609	6,279	5,043
Acquisition-related compensation expense (benefit)	10	157	39	(131)
Acquisition-related non-cash stock compensation expense	243	322	755	690
Acquisition-related contingent consideration liability	-	(108)	-	(1,133)
Acquisition-related costs	-	32	-	32
Restructuring costs	-	-	5,034	-
Amortization of intangible assets	247	236	723	789
PRO FORMA INCOME BEFORE INCOME TAXES	7,224	11,582	19,887	32,767
Pro forma income tax expense	1,806	2,896	4,972	8,192
PRO FORMA NET INCOME	$5,418	$8,687	$14,915	$24,575

Pro forma basic net income per common share	$0.18	$0.29	$0.50	$0.82
Weighted average common shares outstanding	30,053	29,876	29,986	29,794

Pro forma diluted net income per common share	$0.17	$0.27	$0.46	$0.76
Weighted average common and common equivalent shares outstanding	32,403	32,571	32,335	32,413

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, non-cash stock compensation expense, acquisition-related one-time expense (benefit), and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company’s European Working Capital group.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 25,	December 27,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$43,167	$25,954
Accounts receivable and contract assets, net	36,221	49,778
Prepaid expenses and other current assets	3,350	2,895
Total current assets	82,738	78,627
Property and equipment, net	18,981	19,916
Other assets	1,847	2,652
Goodwill	84,288	84,578
Operating lease right-of-use assets	8,273	7,962
Total assets	$196,127	$193,735

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,045	$8,494
Accrued expenses and other liabilities	37,238	32,482
Operating lease liabilities	2,678	2,707
Liabilities related to discontinued operations (3)	157	-
Total current liabilities	45,118	43,683
Long-term deferred tax liability, net	6,767	7,183
Operating lease liabilities	5,595	5,255
Total liabilities	57,480	56,121

Shareholders' equity	138,647	137,614
Total liabilities and shareholders' equity	$196,127	$193,735

(3) Discontinued operations relate to the discontinuance of the Company's European Working Capital group.

Page 7 of 7 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	September 25,	September 27,	June 26,
	2020	2019	2020
Revenue Breakdown by Group:
(in thousands)
S&BT (4)	$22,217	$28,221	$17,752
EEA (5)	29,710	30,134	30,445
International (6)	5,842	8,400	4,435
Net revenue from continuing operations (7)	$57,769	$66,755	$52,632

Revenue Concentration:
(% of total revenue)
Top customer	6%	6%	6%
Top 5 customers	16%	19%	17%
Top 10 customers	26%	27%	27%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	923	1,036	908
Total headcount	1,124	1,271	1,110
Days sales outstanding (DSO)	57	72	64
Cash provided by operating activities (in thousands)	$10,088	$8,506	$14,547
Depreciation (in thousands)	$916	$884	$883
Amortization (in thousands)	$247	$236	$238

Remaining Plan authorization:
Shares purchased (in thousands)	75	-	-
Cost of shares repurchased (in thousands)	$932	$—	$—
Average price per share of shares purchased	$12.41	$—	$—
Remaining Plan authorization (in thousands)	$4,713	$3,878	$5,645

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	8	5	2
Cost of shares purchased (in thousands)	$111	$88	$25
Average price per share of shares purchased	$14.26	$16.29	$13.29

(4) Strategy and Business Transformation Group (S&BT) includes the results of our IP as-a-service offerings, which includes our North America Executive Advisory Programs, our Benchmarking Services and our Business Transformation Practices.

(5) ERP, EPM and Analytics Solutions (EEA) includes the results of our North America Oracle EEA and SAP Solutions Practices and One Stream.

(6) International Groups include the results of our S&BT and EEA Practices, primarily in Europe.

(7) Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.

(8) Certain reclassifications have been made to conform with current reporting requirements.